Consent of Rosenfield & Company, P.A., Independent Auditors


     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-96520-A and 333-39669) of Smart Choice Automotive Group, Inc. of our report dated April 10, 1997, (except for Note 12, as to which the date is May 2, 1997) relating to the Financial Statements of B&B Florida Enterprises, Inc., which appear in this Current Report on Form 8-K/A of Smart Choice Automotive Group, Inc.

                                            /s/ Rosenfield & Company, P.A.
                                            ------------------------------
                                            Rosenfield & Company, P.A.
Orlando, Florida
November 14, 1997